                                                                   EXHIBIT 10.14


                      AMENDED AND RESTATED LEASE AGREEMENT


         This Amended and Restated Lease Agreement (this "Lease") is made and entered into as of the 3rd day of May, 1996, by and between BAKER HUGHES OILFIELD OPERATIONS, INC., a California corporation ("Landlord"), and GRANT PRIDECO, INC., a Delaware corporation ("Tenant").

                         W  I  T  N  E  S  S  E  T  H :

         WHEREAS, Landlord, formerly known as Baker Hughes INTEQ, Inc., and Enerpro International, Inc., a Delaware corporation ("Enerpro"), entered into that certain Lease Agreement dated August 17, 1993 (the "Original Lease"), covering and describing certain property located in Buildings 3, 4, 7, and 26 (also known as Building 2A), in whole or in part, of the Park (hereinafter defined); and

         WHEREAS Enerpro and Landlord entered into that certain Amendment One to Lease Agreement dated effective August 30, 1994, that certain First Amendment to Lease dated as of November 1, 1994, and that certain Amendment Two to Lease Agreement dated effective September 13, 1995; and

         WHEREAS, in connection with the purchase of Enerpro by Tenant effective of even date herewith, Landlord and Tenant have agreed to enter into this Amended and Restated Lease Agreement for the purpose of amending and restating the Lease in its entirety such that the Original Lease, including all amendments thereto, is superseded and of no further force or effect;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Landlord and Tenant hereby agree as follows:
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         1.      PREMISES.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following premises:

                 (i) effective as of the Commencement Date (hereinafter defined), all those certain tracts or parcels of real property located in the city of Houston, Harris County, Texas, being Restricted Reserve A (the "North Tract"), an 11.6133 acre tract (save and except the existing Buildings thereon), as described on that certain map or plat of Central City Industrial Park, recorded under Film Code Reference No. 358049 of the Map Records of Harris County, Texas, and the partial replat thereof recorded under Film Code Reference No. 370017 of the Map Records of Harris County, Texas, and all those certain Buildings and related outdoor yard/storage areas outlined on the plat of Central City Industrial Park attached hereto as Exhibit A and made a part hereof for all purposes, including, without limitation, all of Building 3 (approximately 8,777 square feet of gross area), and all of Building 4 (approximately 90,039 square feet of gross area), approximately 9,450 square feet of gross area out of Building 10, all of Building 26 (approximately 6,000 square feet of gross area), and approximately 47,842 square feet of gross area in Building 7 (including the basement of said Building 7) (the "Initial Building 7 Space");

                 (ii) effective on October 1, 1996, all that certain tract or parcel of real property located in the city of Houston, Harris County, Texas, together with all of the improvements thereon, including, without limitation, the remainder of Building 7 (also known as Building 7A) containing approximately 25,685 square feet of gross area (the "Building 7A Space;" the Initial Building 7 Space and the






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         Building 7A Space being hereinafter referred to collectively as the
         "Building 7 Space"), all as depicted on Exhibit A as the Building 7A Space;

all of which Buildings and land are located in or adjacent to Landlord's Central City Industrial Park ("Park"), 5425 Polk Street, Houston, Texas, together with the Landlord's improvements, cranes, other building operational equipment, appurtenances and fixtures located thereon or therein (together the "Premises"). As a part of the Premises, Tenant shall have (i) the non-exclusive right of reasonable vehicular access to said Buildings and land for its agents, employees, contractors, customers and invitees to and from Polk Street over streets and driveways now or hereafter existing in the Park by a route or routes mutually established by Landlord and Tenant from time to time, with all gates to be open seven (7) days a week, twenty-four (24) hours a day (holidays excluded) (ii) the exclusive right to use vehicle parking areas identified as such on Exhibits B and B-1, attached hereto and made a part hereof for all purposes, such "right to use" to include the right to secure such parking areas, to install ingress and egress systems, to light, fence and/or otherwise obstruct access to such parking areas by persons not authorized to enter upon same, and to park customer vehicles, employee vehicles and company vehicles, but in no event shall Tenant be entitled to do anything to such parking areas that would tend to block or unreasonably impede access to any portion of the Park not a part of the Premises, (iii) to the extent Landlord, using its reasonable efforts, is able to obtain the same, (a) the right of ingress and egress by train to the North Tract by way of the existing rail line adjacent to the Park and one or more rail spurs to be constructed by Landlord and/or Union Pacific Railroad along the southern boundary of the North Tract (the "Rail Spur") pursuant to an agreement from Union Pacific Railroad and (b) the right to install, at Tenant's sole cost and





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expense, a railroad crossing across the Union Pacific Railroad tracks from the
North Tract to Dave Butcher Drive in the vicinity of Buildings 11 and 14; and
(iv) the exclusive right for so long as the North Tract is a part of the Premises, to use the outdoor covered patio area of Building 16 and the watch tower adjacent thereto. Except as specifically provided herein with respect to the Rail Spur, the Premises does not include, and Tenant is granted no rights by this Lease to use any railroad line or spur track within the Park. In no event shall the parking spaces allocated to Tenant herein be reassigned or otherwise changed, except with the mutual agreement of Landlord and Tenant.

         2. AUTHORIZED USE. A. Tenant shall have the right to occupy and use the Premises only for research and development, pipe testing, cleaning and inspection, manufacturing, threading and chemical treatments (i.e., phosphatizing, roller painting, electroplating and/or coating), storage, warehouse and offices and related office activities in accordance with applicable law. No existing crane in the Premises shall be permitted by Tenant to lift any load in excess of its capacity. No toxic or hazardous substances shall be used or stored on the Premises except in accordance with Applicable Environmental Law (hereinafter defined).

         B. Notwithstanding the foregoing, Tenant's right to perform electroplating operations on the Premises is conditioned upon Tenant's compliance with the following requirements, at Tenant's sole cost and expense, prior to commencing any electroplating operations:

                 1. Tenant shall perform an environmental survey of the area in which such operations shall take place, which survey shall include soil testing for the presence of all chemicals to be associated with said electroplating process to the extent





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reasonably necessary to serve as a "baseline" for the environmental condition of such area.

                 2. Tenant shall line the entire area in which the electroplating shall be performed, as well as a suitable area surrounding such area, with a liner of a type reasonably acceptable to Landlord.

                 3. Tenant shall install a sealed concrete or other impermeable berm around all electroplating process tanks and shall seal the foundation upon which Tenant installs all electroplating process tanks.

         C. No toxic or hazardous waste shall be permitted or stored on the Premises except waste that is generated incidental to Tenant's permitted use of the Premises and is temporarily stored on the Premises in compliance with all applicable laws and regulations, including, but not limited to the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901-6992k, as amended) ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601, et. seq., as amended) ("CERCLA"), the Toxic Substance Control Act (15 U.S.C. Section 2601 et. seq., as amended), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et. seq., as amended) or any State RCRA or CERCLA or any other state or local statute or regulation applicable to Tenant or the Premises (hereinafter sometimes together referred to as "Applicable Environmental Law") pending transfer from the Premises to appropriate permanent disposal facilities. Further, Tenant agrees to comply with the Environmental Addendum attached hereto and made a part hereof. Any provision hereof to the contrary notwithstanding, Tenant shall have no liability, responsibility or obligation with respect to toxic or hazardous substances (including asbestos) on, in, under or around the Premises except such as





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shall be released by Tenant, its agents, servants, employees or contractors;
and Tenant agrees to indemnify, defend, save and hold Landlord harmless from and against the consequences of the violation of any Applicable Environmental Law or any provision of this Section 2. In the event such toxic or hazardous substances shall be found to exist on the Premises during the Term for which Tenant is not responsible, but which Applicable Environmental Law requires to be removed, encapsulated or otherwise neutralized or remediated (together "Remediation"), Tenant may give written notice thereof to Landlord, who shall promptly take the action required by Applicable Environmental Law to effect Remediation in accordance therewith. Landlord agrees to indemnify, defend, save and hold harmless Tenant from and against the consequences of the violation of any Applicable Environmental Law occurring as a result of the acts or omissions of Landlord or its directors, officers, agents, invitees, employees or contractors or of any prior occupant of the Premises, including, without limitation, any liability in connection with the presence of existing cyanide in or under Building 10, the presence of asbestos containing materials on the second floor of Building 4 and any other currently existing contamination of the Premises or any portion thereof (except to the extent caused by Enerpro prior to the date hereof). Provided Tenant substantially performs all its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term (hereinafter defined), subject to the provisions and conditions set forth in this Lease.

         3. TERM. Subject to and upon the terms and conditions set forth in this Lease, this Lease shall be in force for an initial term ("Term") of one hundred ninety-one (191) months commencing on May 1, 1996, and expiring on March 31, 2012.





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         4.      RENT.

                 A. Without notice or demand, Tenant shall pay to Landlord as rent (the "Rent") for the Premises during the Term the sums set forth on Exhibit C attached hereto and made a part hereof; however, in the event that the Building 7A Space is not completed or ready for occupancy on or before October 1, 1996, then the Rent shall, until such space is completed and ready for occupancy, be abated in the amount of $7,000.00 per month and, during such period, Tenant shall have no responsibility for taxes, insurance or common area maintenance charges for the Additional Building 7A Space and the related yard area, as shown on Exhibit A, and the same shall be equitably adjusted.
All such payments shall be made to the following address:

                 Baker Hughes Incorporated Real Estate
                 P.O. Box 201741
                 Houston, Texas 77216-1741

                 B. Installments of Rent shall be due and payable on the first day of each calendar month. If the Term ends on other than the last day of a month, the last installment of Rent shall be prorated.

                 C. As additional rental, Tenant shall pay to Landlord the sums set forth on Exhibit C as Tenant's agreed share of common area costs incurred by Landlord during the Term of this Lease for the entire Park for security, landscaping, common area taxes, maintenance, repair, cleaning, insurance, utilities and/or such other costs and services incurred by Landlord in connection with the operation of the Park, other than services specifically requested or directed by any tenant; provided, however, that the amounts paid by Tenant pursuant to Exhibit C are intended to be fixed and independent of Landlord's actual expenses. If the Term begins or ends on other than the first day of a calendar year, Tenant's obligations under this paragraph shall be





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prorated for such years.  "Common areas" shall refer to all portions of the
Park that are available for use by all tenants and shall not include any portion of the Landlord's existing management office building in the Park (Building 25) (the "Management Office") and the parking lot dedicated exclusively to said building. Tenant shall not be liable for any portion of common area costs incurred for capital improvements made to the common areas that result from a specific request by any other tenant or purchaser of any portion of the Park, whether or not such improvement benefits all other tenants or property owners in the Park; however, in no event shall the foregoing entitle Tenant to any reduction in the amounts payable for "CAM" pursuant to Exhibit C.

         5. UTILITIES. Except as provided below, Tenant shall be responsible for obtaining and paying for all utility services to and consumed at the Premises, including, but not limited to, electricity, sewer, gas, telephone, water, and trash pickup and disposal. Natural gas service to the Premises shall be through the meter(s) of the respective utility supplier and shall be billed directly to Tenant. Domestic water and wastewater service for the Premises and, temporarily, electrical service for the Building 7 Space will be submetered through meters provided by Landlord and Tenant shall pay Landlord its actual cost of such services supplied to it by the City of Houston based upon readings of such submeter by Landlord's representatives. Such payments shall be due within thirty (30) days after receipt of Landlord's invoice and statement of Tenant's usage for the period in question and such payments shall constitute additional rental. Electrical service for all the Premises except, temporarily, the Building 7 Space shall be through a meter of the utility supplier and shall be billed directly to Tenant. Landlord agrees, as part of the Buildout (hereinafter defined) and prior to the earlier of October 1, 1996, or the date Tenant takes possession of the Building 7 Space, either





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to have Building 7 set up for direct metering to the electrical service provider, or to cause Landlord's existing electrical account to be transferred to Tenant. Tenant has inspected the Premises and has determined that the utility services available to the Premises are adequate for Tenant's purposes; provided, however, Landlord agrees to allow Tenant, at no cost or expense to Landlord, to bring any additional utilities or utility services to any of the subject Buildings comprising the Premises, provided that the same are not, in Landlord's belief unreasonably dangerous (Landlord hereby agreeing to allow additional electrical service), and to give Landlord's consent, in writing, as may be required by each such utility provider. Landlord shall not be responsible for bringing additional utilities to the Premises or, except where caused by the gross negligence or willful misconduct of Landlord, for any interruption in utility services. All utility connections and all wastewater discharges made by Tenant shall be made in accordance with applicable laws and codes. Notwithstanding the foregoing, in the event of any such interruption in utility service, Landlord shall use reasonable efforts to cause utility service suppliers to promptly restore such service.

         6. MAINTENANCE AND REPAIRS. A. Throughout the Term, Landlord, at its sole cost and expense shall repair, replace and maintain the roof, foundation, exterior walls and basic structural elements of the Buildings constituting a part of the Premises, to at least the condition as said Buildings are now in, subject to normal wear and tear, casualty and/or condemnation losses not required to be repaired by Landlord, and Tenant's right to demolish Building 26. Notwithstanding the provisions of paragraph B of
Section 6, Landlord agrees to repair any damage to the Premises caused by the failure of the roof, foundation, exterior walls and basic structural elements of the Buildings constituting a part of the Premises.





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         B.      Throughout the Term, Tenant shall repair, replace, clean and maintain all the Premises (other than that work for which Landlord is responsible under Section 2 and paragraph A of this Section 6) to at least the condition the same are now in, subject to normal wear and tear and the provisions of this Lease relating to repair and restoration after a casualty loss or condemnation. Subject to the limitation of Section 13 below, Tenant shall repair and pay for any damage to the Premises caused by the acts or omissions of Tenant or Tenant's employees, agents, invitees or contractors. Except as provided in Section 2 and in paragraph A of this Section 6, Landlord shall have no obligation to repair, replace, maintain or clean any portion of the Premises or to repair, replace or maintain any alterations or improvements made by Tenant to the Premises. EXCEPT AS PROVIDED IN SECTION 2, ABOVE, AND
SECTION 8 BELOW, ONCE THE TERM COMMENCES TENANT ACCEPTS THE PREMISES WITHOUT ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO ITS CONDITION, SUITABILITY OR FITNESS FOR PURPOSE OR ITS COMPLIANCE WITH ANY APPLICABLE LAWS, RULES OR REGULATIONS.

         C. Landlord and Tenant recognize that Tenant's loading, transportation and unloading operations in and on the Premises may damage paved surfaces and such damage may not be considered normal wear and tear for purposes of this Lease. Notwithstanding any contrary provisions of this Lease, Landlord and Tenant agree that Tenant's repair obligations with respect to said paved surfaces shall be limited to patching and reasonable surface repair of pot holes and Tenant shall not be responsible for repairing or replacing the paving in said areas, repairing any structural damage to such paving, or repairing underground utilities and/or underground structures damaged





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by said operations.  Further, Landlord and Tenant have agreed that Landlord has no obligation to repair, maintain, replace or restore any paved surfaces on the Premises during the Term, except to the extent such repairs are a part of Landlord's obligations under Sections 2 and 8.

         D. Landlord agrees to deliver the Building 7A Space to Tenant broom clean on or before October 1, 1996. Landlord agrees to remove all personal property from the Building 7A Space and the surrounding yard area and to restore the surface of said yard area to a smooth, drivable surface prior to its delivery to Tenant.

         7. PROHIBITED USE. Tenant shall not use or permit its agents, employees, contractors, customers or invitees to use all or any part of the Premises for any purpose not authorized in Section 2 of this Lease. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep or permit anything to be brought to or kept therein, which is prohibited by or which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter enacted or promulgated or Landlord's insurance. Tenant shall not cause, maintain, or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste to, in or about the Premises. Landlord shall have the right to establish and enforce reasonable regulations for the use of the streets within the Park, including, without limitation, speed limits, speed control barriers, traffic directional limitations and parking on streets, but subject to the mutual agreement of Landlord and Tenant on routes for Tenant's access, ingress and egress to and from the Premises. Such rules and regulations shall be subject to the provisions of Section 29 below. Tenant shall take actions reasonably necessary to cause such traffic rules and regulations to be observed by its agents, employees, contractors, customers and invitees. Tenant shall





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not use any of Landlord's property other than the Premises and the common areas. Illumination of the exterior of any Building on the Premises is permitted so long as the same complies with applicable law and does not materially adversely affect the rights of any other tenant in the Park.

         8. ALTERATIONS AND ADDITIONS. A. Landlord has agreed to provide to Tenant a construction allowance in the amount of $1,500,000.00 (the "Construction Allowance") to make alterations and repairs to various Buildings and/or surface areas in and/or upon the Premises, including, without limitation, the following:

         1. Installation of one company phone line in a protected, lockable cabinet and one pay telephone on the covered patio area of Building 16,

         2. Installation of the Rail Spur across the southern boundary of the North Tract,

         3. Start up of the air handler in operational capacity for the Building 7 Space and provide a working air system throughout the Building 7 Space, and

         4. Restore the surface of the yard area of Building 7A Space to a smooth, drivable surface, and such additional work as may be described on Exhibit D, attached hereto and made a part hereof for all purposes (the "Buildout"). Tenant shall not be required to spend the entire Construction Allowance under the terms of this Lease. Prior to commencing work on the Buildout, Landlord shall provide to Tenant complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings, specifications and cost estimates prepared by Falcon Group or another architect or engineer acceptable to Tenant for Tenant's approval, which approval shall not be unreasonably withheld. All such plans and specifications are incorporated herein and made a part hereof for all purposes. All work shall be carried out by Falcon Group at





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cost, including actual "general conditions costs" plus contractor's overhead and profit not to exceed nine percent (9%) of hard costs, save and except the building of and/or placement of the Rail Spur in and upon the North Tract (to the extent restricted by Union Pacific Railroad), at the sole direction and expense of Landlord, such expense not to exceed the Construction Allowance. Upon completion of the Buildout, Landlord shall provide Tenant with as-built drawings for the Buildout work. In the event that the cost of the Buildout is in excess of the Construction Allowance, Tenant shall be responsible for paying all such excess. In the event that the cost of the Buildout is less than the amount of the Construction Allowance, Tenant's monthly rent payable hereunder for the period from April 1, 1997, through the end of the term shall be reduced by that amount calculated by amortizing the difference between the actual cost of the Buildout and the Construction Allowance over a period of fifteen (15) years at a rate of ten percent (10%) per annum. Notwithstanding anything to the contrary herein contained, the Construction Allowance shall be used for completion of the Buildout in accordance with Exhibit D, and not for any environmental remediation work that Landlord may be required to complete pursuant to Section 2 or as otherwise specified herein, which environmental remediation shall be completed, if required by law, at Landlord's sole cost and expense.

         B. Landlord agrees, at Landlord's sole cost and expense, to address (by containment, encapsulation and/or sealing) and/or remediate the cyanide contamination in and under Building 10, to remove all asbestos containing materials (ACM) from the second floor of Building 4 all such remediation to be to the extent required to meet any applicable Texas Natural Resources Conservation Commission risk reduction standard applicable to the Premises and any applicable Occupational Safety and Health





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Administration standards.  Such remediation shall be completed in accordance with the schedule attached hereto as Exhibit E and made a part hereof for all purposes, as evidenced by an inspection report prepared by an environmental consultant selected by Landlord, a copy of which shall be delivered to Tenant. Within fifteen (15) calendar days following the date hereof, Landlord shall obtain and examine soil samples taken from the North Tract for the presence of hydrocarbons, chlorinated solvents and any other materials, if any, as Landlord may elect. Landlord shall provide a copy of all such test reports to Tenant promptly after receipt of the same which reports are expected to be received within four (4) weeks of the date hereof.

         C. All other modifications or additions to the Premises (other than remediation work required of Landlord under Section 2 or as otherwise provided herein, which shall be completed at Landlord's sole cost and expense), including, without limitation, ancillary structures or improvements outside any Building on the Premises, or any of Landlord's other property needed to comply with applicable ordinances, laws, building codes, the Texas Architectural Barriers Act or the Americans with Disabilities Act shall be the obligation of Tenant and Tenant agrees that its indemnity in favor of Landlord as set forth below shall extend to such obligations. Tenant may make alterations in or additions to the Premises which do not materially or adversely affect the structure or the mechanical, electrical, and plumbing systems, facilities and operation of improvements to the Premises, or alter the exterior appearance of the Buildings that are a part of the Premises or decrease the value of the Premises. Alterations or additions to the Premises shall be at Tenant's sole cost, risk and expense and shall be performed in accordance with applicable laws, codes and permits, without creating any liens against the Premises.
Prior to commencing any alterations or additions to the





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Premises, other than aesthetic or minor non-structural alterations, Tenant shall furnish Landlord construction drawings and specifications for the same. All such work shall become a part of the Premises and will be surrendered to Landlord at the termination of this Lease, except to the extent that such work, improvements and modifications (i) were paid for by Tenant, (ii) constitute fixtures or are otherwise considered removables under Texas law and (iii) may be removed without damaging the Premises. Tenant may, at its expense, from time to time locate its equipment, trade fixtures and other personal property in the Premises. Upon termination of this Lease, Tenant shall remove all its personal property and trade fixtures from the Premises and repair all damage or injury caused by such removal.

         D. Tenant shall have the right, at any time during the Term to demolish Building 26. Any such demolition work shall be done at Tenant's sole cost and expense and performed by a contractor reasonably acceptable to Landlord. Tenant's contractor shall carry the insurance in the types and amounts reasonably required by Landlord, including, without limitation, workmen's compensation, automobile liability and public liability insurance. All demolition debris shall be disposed of off of the Premises in accordance with all applicable law and the demolition site shall be graded flat and left in a safe condition.

         E. Landlord and Tenant agree to execute all appropriate documents required by Union Pacific Railroad to allow and/or cause the Rail Spur to be constructed, all of which documents are incorporated herein and made a part hereof for all purposes. Landlord and Tenant each agree (i) that they have received and are familiar with the specifications for rail spurs set forth in Union Pacific Railroad's Technical Specifications for Industrial Tract, February, 1992, edition (the "UPR Specifications"),





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(ii) that they will follow and be bound by the terms of the UPR Specifications in constructing the Rail Spur and (iii) that, not withstanding the foregoing, Landlord shall not be obligated to spend any amount in excess of the Construction Allowance in meeting the UPR Specifications.

         9. TAXES. Landlord shall pay, and Tenant agrees to promptly reimburse Landlord for, all ad valorem and similar taxes and all assessments levied upon or applicable and properly allocable to the Premises. If the land and the Buildings comprising the Premises are not separately valued and assessed for tax purposes, then taxes on the Premises shall be determined by allocating total taxes on all land in the Park (other than the Management Office) to the Premises on the basis of land area within the Premises and by allocating total taxes on all Landlord's improvements in the Park to the Premises on the basis of the assessed value per square foot for like improvements (which will not include the Management Office). With respect to any portion of the Premises located outside of the Park, Tenant shall reimburse Landlord for all taxes actually paid by Landlord on such land and improvements. Tenant's tax reimbursement to Landlord under this Section shall be prorated for the year in which the Term ends. Sums payable by Tenant under this Section constitute additional rental. Tenant shall pay when due all taxes, license and other fees or charges imposed on the trade fixtures, equipment and other property of Tenant on the Premises and the business conducted by Tenant at or from the Premises.

         10. LANDLORD'S ACCESS. Landlord shall have the right, at all reasonable times during the Term, after not less than 48 hours notice unless an Act of Default exists or unless Landlord has reasonable grounds to believe that at the time access is requested Tenant is not in substantial compliance with Applicable Environmental Law





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or the Environmental Addendum attached hereto, to enter the Premises to inspect the condition thereof, to show the Premises to prospective new tenants (during the last two (2) months of the Term or any extension thereof), to determine if Tenant is in substantial performance of its obligations under this Lease, to cure any Act of Default that Landlord elects to cure, to perform Remediation and to remove from the Premises any improvements thereto or property placed therein or thereon in violation of this Lease. No such entry by Landlord will constitute an assumption of any of Tenant's obligations hereunder. Landlord shall exercise its rights of entry under this Section 10 reasonably and shall not unreasonably interfere with Tenant's permitted uses of the Premises. Landlord shall be accompanied by a representative of Tenant while on the Premises and Landlord shall use its best efforts to minimize interference with the lawful operations of Tenant while on the Premises. Any such inspection by Landlord shall be at Landlord's sole cost and expense.

         11. INSURANCE. Landlord shall maintain, during the Term of this Lease, fire and extended coverage insurance in amounts at least the full replacement cost of the insurable portion of the improvements constituting a part of the Premises, against damage or loss from fire and other casualties, subject to a $250,000 deductible per occurrence. Landlord shall be the loss payee under such insurance. On or before the commencement of the Term Landlord shall furnish Tenant evidence that the insurance required of Landlord by this
Section is in full force and effect. Landlord shall fairly and equitably determine that portion of its insurance costs for buildings (excluding the Management Office) within the Park allocable to the Premises on the basis of gross floor area within each building. Within thirty (30) days after being invoiced, Tenant shall reimburse Landlord for the insurance premiums allocable to the Premises, which





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amount shall constitute additional rental.  Tenant shall be responsible for providing, at Tenant's expense, all insurance coverage necessary for the protection against loss or damage from fire or other casualty of Tenant's goods, furniture or other property.

         12. FIRE OR OTHER CASUALTY. If the improvements constituting part of the Premises are damaged or destroyed, in whole or in part, by fire or other casualty during the Term, and if, after such damage or destruction, Tenant is not able to use the portion of the Premises not damaged or destroyed to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto, either party may terminate (except as provided to the contrary below) this Lease by written notice to the other given within thirty (30) days after the date the notifying party had actual knowledge of the occurrence of such damage or destruction. If such damage or destruction occurs in the last two (2) years of the Term, or any extension thereof, and the cost to repair the same is fairly estimated by a qualified independent insurance adjuster or independent MAI appraiser chosen by Landlord to exceed $100,000, or, at any time other than during the last two (2) years of the Term, or any extension thereof, if such damage or destruction is fairly estimated by a qualified independent insurance adjuster or independent MAI appraiser chosen by Landlord to exceed $250,000, Landlord may terminate this Lease by written notice to Tenant within said thirty (30) day period. Notwithstanding the foregoing, if damage or destruction affects only one (1) building of the Premises (other than Building 4), Tenant may notify Landlord of Tenant's election to terminate this Lease only as to such portion of the Premises and continue the Lease as to the balance of the Term, subject to an equitable reduction in Rent to be determined in good faith by Landlord. If Tenant makes such election, Landlord and Tenant shall have no further obligations with respect to the damaged portion of the Premises. If no termination notice is given by Landlord or Tenant, or if (i) within said thirty (30) day period Landlord shall notify Tenant of its intention to repair or replace the damaged improvements notwithstanding any election by Tenant to terminate this Lease and (ii) such damage does not include damage to any Building that cannot be repaired within one hundred eighty (180) days (ninety (90) days in the case of Building 4), Landlord shall restore or replace the damaged or destroyed portion as provided below. If either party terminates this Lease as provided above, this Lease shall terminate on the last day of the month next following the end of the thirty (30) day notice period referred to above. Provided such damage or destruction is not the result of the willful acts or omissions of Tenant, its agents, employees, contractors or invitees, the Rent and all expenses categorized as "additional rent" under this Lease (including, without limitation, common area maintenance charges, taxes and insurance, etc.) shall be abated for the period and proportionately to the extent that after such damage or destruction Tenant is not able to use the portion of the Premises damaged or destroyed to substantially the same extent and for substantially the same purposes as Tenant used the Premises prior thereto. If this Lease is not terminated and the damaged or destroyed portions of the Premises are restored or replaced, this Lease shall continue in full force and effect in accordance with the terms hereof, except for any Rent abatement referred to above and except that the Term shall be extended by a length of time equal to the period beginning on the date of such damage or destruction and ending upon completion of such restoration or replacement. Any restoration or replacement of the Premises by Landlord as provided herein shall be made within a reasonable time, subject to delays arising from acts of God, shortages of labor or materials, war, or other similar or dissimilar conditions or events beyond the reasonable control of Landlord. Landlord's repair and restoration obligation shall be limited to returning the damaged portion of the Premises (excluding Tenant's property or additions) to the condition existing immediately prior to such damage, including the expenditure on such repairs and restoration of the amount of the deductible under Landlord's insurance covering such loss.

         13. WAIVER OF CLAIMS. Anything in this Lease to the contrary notwithstanding and to the extent permitted by applicable law, each party hereto hereby releases and waives all claims, rights of recovery, and causes of action that either such party or any party claiming by, through, or under such party (including each party's insurers) by subrogation or otherwise may now or hereafter have against the other party or any of the other party's directors, officers, employees, or agents for any loss or damage that may occur to the Premises, or any of the contents of any of the foregoing by reason of fire, act of God, the elements, or any other cause, excluding willful misconduct, but including negligence, concurrent negligence or other fault of the parties hereto or their directors, officers, employees, or agents, that were or could have been (but were not) insured against under the terms of standard fire and extended coverage insurance policies. Landlord shall not be liable to Tenant for any inconvenience or loss to Tenant in connection with any of the repair, maintenance, damage, destruction, restoration, or replacement referred to in this Lease, except for actual damages suffered by Tenant as a result of Landlord's breach of any repair obligations of Landlord under this Lease. Landlord shall not be obligated to insure any of Tenant's goods, furniture, or otherwise be liable for any damage to or destruction of any of the same. THE RELEASE AND WAIVER CONTAINED IN THIS SECTION

13 ARE INTENDED TO RELEASE AND WAIVE EACH OF THE PARTIES' OWN NEGLIGENCE.

         14. INDEMNITY. Except to the extent of insurance maintained by Landlord for the benefit of the Park and paid for by Park tenants through common area expenses and as set forth in Section 2, Landlord shall not be liable for any damage of any kind or for any damage to property, death or injury to persons from any cause whatsoever by reason of the use or occupancy of the Premises by Tenant. Except to the extent of insurance maintained by Landlord for the benefit of the Park and paid for by Park tenants through common area expenses, Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord and its respective directors, officers, employees, and agents for any damage or loss of any kind, for direct damages, consequential damages, loss of profits, business interruption, or for any damage to property, death or injury to persons from any cause whatsoever, including, but not limited to, acts of other tenants, vandalism, loss of trade secrets or other confidential information, any damage, loss or injury caused by a defect in the Premises or its pipes, air conditioning, heating or plumbing systems or by water leakage of any kind from the roof, walls, windows or other portion of the Premises, or caused by electricity, gas, oil, fire or any other cause in, on or about the Premises or any part thereof, unless caused solely by the willful misconduct or negligence of Landlord. During the Term, Tenant, at its sole cost, shall obtain and maintain with insurance companies approved by Landlord a commercial general liability insurance policy insuring against claims for bodily injury, personal injury, death, property damage to persons or property occurring in or about the Premises or arising out of the use or occupancy thereof. The liability under such insurance shall not be less than:

         $1,000,000 -      Combined single limit for bodily injury and property
                           damage per occurrence, and in the aggregate, and

         $5,000,000 -      Umbrella or excessive liability, any one occurrence,
                           and in the aggregate.

A certificate evidencing such insurance shall be furnished to Landlord upon the commencement of the Term, and such certificate shall provide that the required insurance policy may not be altered or cancelled without thirty (30) days prior written notice to Landlord.

         15. NON-WAIVER. Neither the acceptance by Landlord of any Rent or other payment hereunder, whether or not any default hereunder by Tenant is then known to Landlord, or any custom or practice followed in connection with this Lease shall constitute a consent or waiver of any right or obligation by either party. Failure by either party to complain of any action or non-action on the part of the other or to declare the other in default, irrespective of how long such failure may continue, shall not be deemed to be a waiver of any rights hereunder. Time is of the essence with respect to the performance of every obligation under this Lease in which time of performance is a factor. Except for the execution and delivery of a written agreement expressly accepting surrender of the Premises, no act taken or failed to be taken by either party shall be deemed an acceptance or surrender of the Premises.

         16. NOTICES. Each notice required or permitted to be given hereunder by one party to the other shall be in writing with a statement therein to the effect that notice is given pursuant to this Lease, and the same shall be given and shall be deemed to have been delivered, served and given if either placed in the United States mail, postage prepaid, by United States registered or certified mail, return receipt requested, addressed to such party at the address provided for such party herein or upon delivery by receipted messenger service. Any notices to Landlord shall be addressed and given to Landlord as follows:

                 P. O. Box 4740
                 Houston, Texas  77210-4740
                 Attention:  Director of Real Estate

Any notices to Tenant shall be addressed and given to Tenant as follows:

                 Grant Prideco, Inc.
                 363 N. Sam Houston Parkway E., Suite 1660
                 Houston, Texas 77060-2409
                 Attention:  Vice President - Finance

         with a copy to:

                 Curtis W. Huff
                 Fulbright & Jaworski L.L.P.
                 1301 McKinney, Suite 5100
                 Houston, Texas 77010

The addresses stated above shall be effective for all notices to the respective parties until written notice of a change in address is given pursuant to the provisions hereof.

         17. FAILURE TO PERFORM. Subject to the foregoing, if either party fails to perform any one or more of its obligations hereunder, in addition to the other rights hereunder, each party shall have the right, but not the obligation, to perform all or any part of the other party's obligations. Upon receipt of a demand therefor from the other party, the defaulting party shall reimburse the other on demand for the cost of performing such obligations, or if Landlord is the non-performing party, Tenant may deduct the cost of performance from its next maturing installments of Rent.

         18. ACT OF DEFAULT. The term "Act of Default" refers to the occurrence of any one or more of the following: (i) failure of Tenant to pay any Rent or other amount required to be paid under this Lease within five (5) days after the same becomes due and payable; (ii) failure of Tenant, after thirty (30) days' written notice of default in the substantial performance of any of Tenant's other obligations, covenants or agreements under this Lease, including, without limitation, rules and/or regulations adopted by Landlord and the provisions of the Environmental Addendum attached to this Lease; provided, however, that, if Tenant, after trying in good faith, cannot reasonably cure such default within thirty (30) days, Tenant shall have such longer period as is reasonably necessary to cure such default as long as Tenant is continuing to aggressively seek to cure such default; (iii) the adjudication of Tenant to be a bankrupt; or (iv) the filing by Tenant of a voluntary petition in bankruptcy, reorganization, receivership, or other related or similar proceedings; (v) the making by Tenant of a general assignment for the benefit of its creditors; (vi) the appointment of a receiver for Tenant's interest in the Premises or under this Lease; (vii) any other proceedings instituted by or against Tenant under any bankruptcy or similar laws, which is not dismissed or stayed within sixty
(60) days after commencement; or (viii) the sale or attempted sale under execution or other legal process of Tenant's interest in the Premises. Tenant shall have the right to vacate all or any part of the Premises without being in default hereunder.

         19. RIGHTS UPON DEFAULT. If an Act of Default occurs, at any time thereafter prior to the curing of such Act of Default and without waiving any other rights or remedies available at law or in equity, Landlord may terminate this Lease. If Landlord elects to terminate this Lease, it may treat the Act of Default as an entire breach of this Lease, and Tenant immediately shall become liable for damages as allowed by law or this Lease, whichever is greater, and Tenant shall immediately surrender the Premises to Landlord in the condition Tenant is required to surrender the Premises on the last day of the Term. If Landlord lawfully elects to terminate this Lease, Landlord shall use reasonable efforts to rent the Premises or any part thereof to any person or persons for the best price or consideration as is available. Tenant shall be liable to Landlord for the amount, if any, by which the total Rent and all other payments herein provided for the unexpired balance of the Term exceed the net income, if any, after payment of all expenses of reletting, received by Landlord from such re-renting.

         20. SURRENDER. On the last day of the Term, or upon earlier termination of this Lease, Tenant shall peaceably and quietly surrender the Premises to Landlord, broom clean, in an order, repair and condition at least equal to the condition when delivered to Tenant, excepting only wear and tear resulting from normal use, approved alterations and modifications and damage by fire or other casualty covered by the insurance carried by Landlord. If Tenant fails to do any of the foregoing, Landlord, in addition to other remedies available to it at law or in equity, may enter upon, reenter, possess and repossess itself thereof, without breach of the peace, and may dispossess and remove Tenant and all persons and property from the Premises, as allowed by law. Such dispossession and removal of Tenant shall not constitute a waiver by Landlord of any claims by Landlord against Tenant, or by Tenant against Landlord.

         21. HOLDING OVER. If Tenant does not surrender possession of the Premises at the end of the Term or upon earlier termination of this Lease, upon the lawful request of the Landlord, then, at the election of Landlord, Tenant shall be a tenant-at-sufferance of Landlord, and the Rent for each month during the period of such holdover shall be one and one-half times the monthly installment of Rent payable under this Lease for the month immediately preceding the commencement of said holdover.

         22. INTEREST. All amounts of money payable by Tenant to Landlord under this Lease, if not paid when due, shall bear interest from the fifth
(5th) day after date due until paid at the lesser of ten percent (10%) per annum or the then maximum lawful non-usurious rate.

         23. ASSIGNMENT, SUBLETTING AND ENCUMBRANCE. Landlord shall have the right to transfer or assign, in whole or in part, by operation of law or otherwise, its rights and obligations hereunder. Without the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign or transfer this Lease, or any interest herein or any right or privilege appurtenant hereto, or sublease all or any portion of the Premises except only to any entity controlling, controlled by or under common control with Tenant. Notwithstanding the foregoing, Tenant shall have the absolute right without the consent of Landlord to transfer Tenant's interest in this Lease in connection with the sale or other disposition of all or substantially all of Tenant's assets or business operations, or in connection with any merger, acquisition or consolidation with any other entity. In addition, the sale of all or any portion of the stock of Tenant shall not be deemed a transfer of Tenant's interest in this lease. Tenant shall not mortgage, pledge, hypothecate or encumber its interest in this Lease or the Premises. Tenant shall not be relieved of any of its obligations hereunder by reason of any assignment of this Lease or any sublease of all or part of the Premises.

         24. CONDEMNATION. If any portion of the Premises shall be taken as a result of the power of eminent domain and any Building which is part of the Premises is no longer suitable for Tenant's use, or if as a result of the power of eminent domain Tenant's access to the Premises is adversely affected, this Lease shall terminate at Tenant's election, made within thirty (30) days after taking. If this Lease is not so terminated, the Rent shall be equitably adjusted by Landlord to take into account such taking. Alternatively, if only one (1) Building on the Premises (other than Building 4) is affected by condemnation, Tenant may terminate this Lease only as to that Building by notice to Landlord within said thirty (30) day period and continue this Lease in effect as to the remainder of the Premises, subject to said equitable adjustment in Rent. If unimproved portions of the Premises are so taken, or if Tenant's access to the Premises is not adversely affected by a taking, Tenant may not terminate this Lease by reason of such taking and the Rent shall be equitably adjusted as provided in the immediately preceding sentence. If Building 4 is taken by condemnation, Tenant shall have the right to terminate this Lease in its entirety. All condemnation proceeds for the taking of Landlord's property (including any leasehold improvements to the extent paid for with the Construction Allowance) shall belong to Landlord. To the extent permitted by Texas law, Tenant shall have the right to press its own condemnation claim for loss of leasehold, loss of value of improvements (to the extent the same are paid for by Tenant), loss of business and business interruption.

         25. LEGAL INTERPRETATION. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. The determination that any provision of this Lease is invalid, void, illegal, or unenforceable shall not affect or invalidate the other provisions hereof. All obligations of either party requiring any performance after the expiration of the Term shall survive the expiration of the Term and shall be fully enforceable in accordance with those provisions pertaining thereto. Section titles are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Lease.

         26. WHOLE AGREEMENT. No oral statements or prior written material not specifically incorporated herein shall be of any force or effect. Both parties agree that in entering into and taking this Lease, each relies solely upon the representations and agreements contained in this Lease and no others. This Lease, including the Exhibits attached hereto and made a part hereof for all purposes, constitutes the whole agreement of the parties and shall in no way be constituted, modified or supplemented, except by a written agreement executed by each party and delivered to the other party. All prior conversations and writings respecting the leasing of the Premises by Tenant and the other matters set forth herein are merged herein and are extinguished.

         27. SIGNAGE. To the extent not prohibited by applicable law, ordinance or restrictive covenant, Tenant may install in locations on the Premises acceptable to Landlord, signs of a size and nature acceptable to Landlord advertising Tenant's business conducted at the Premises. Each sign shall be erected and maintained at Tenant's expense and removed at Tenant's expense upon termination of this Lease. Each sign shall comply with all applicable laws, ordinances and restrictive covenants and Park rules and regulations, and Tenant will obtain, at its expense, all permits and insurance for the same.

         28. LANDLORD'S LIENS. Landlord waives all statutory and contractual liens which it may be entitled to assert against any of Tenant's property as security for the payment of Rent or the performance of any other obligations of Tenant hereunder.

         29. RULES AND REGULATIONS. From time to time, Landlord may adopt and enforce reasonable rules and regulations applicable to use of and conduct within the common areas within the Park and reasonably regulate the activities of all occupants of the Park and their respective agents, employees, customers, contractors and invitees to minimize the adverse effect of such activities on Landlord's property and/or the rights of other occupants of the Park. Unless an emergency is deemed to exist, Landlord shall give not less than thirty (30) days prior written notice of the adoption of any rule or regulation pursuant to this Section and of any change to any such rule or regulation. No rule or regulation now or hereafter adopted by Landlord for the Park shall adversely affect in any material respect Tenant's right to use and enjoy the Premises for the uses enumerated above. If any proposed rule or regulation or any change to an existing rule or regulation is reasonably expected by Tenant to cause it to expend more than $2,000 per year to comply with the same and such expense would not have been incurred otherwise, Tenant shall so notify Landlord within the thirty (30) day period referred to in the preceding sentence and shall specify the type(s) and amount(s) of the direct (as opposed to indirect) expense(s) to be so incurred. Upon receipt of such notice, Landlord and Tenant shall negotiate in good faith the content of the rule, regulation or change, as applicable, to modify the effect thereof in a manner reasonably calculated to reduce Tenant's expense of compliance to not more than $2,000 per year. If such negotiations are unsuccessful, Tenant shall be obligated to comply with such rule, regulation or change to the extent possible subject to a $2,000 per year limitation on expenses of compliance. From and after the fifth (5th) full year of the Term, the said $2,000 limit on compliance expense shall be increased to $3,000 per year.

         30. LIENS. Landlord represents that the Premises is not subject to any lien (other than liens for ad valorem taxes not yet due and payable) which is superior to Tenant's rights under the Lease.

         31. OPTION TO EXTEND. Landlord grants Tenant the option to extend the Term for up to two (2) additional terms of five (5) years ("Option Term") each. To exercise an option to extend, Tenant must notify Landlord in writing of the exercise at least ninety (90) days prior to the end of the then-current Term. If such extension option is exercised, all references in this Lease to Term shall thereafter refer to such original Term as extended for the appropriate Option Term. On the first day of the Option Term the then prevailing Rent shall be adjusted to an amount equal to ninety percent (90%) of the then prevailing fair market rental value of the Premises based upon the prevailing rent for similar industrial properties in Houston, Texas, taking
into consideration the size, age and location of such properties.   All other
terms and conditions of this Lease shall be applicable to the Option Term, except Tenant shall have no option to extend this Lease beyond the end of the second Option Term.

         32. RIGHT OF REFUSAL. If Landlord shall receive a bona fide and acceptable offer of a third party to lease all or part of any space contiguous or adjacent to the Premises or contiguous save and except for an intervening street or common area to the Premises, in any building or buildings in which Tenant is not the sole Tenant (the "Refusal Space"), Landlord shall give Tenant the right of first refusal to lease such Refusal Space, at the rent and on the terms and conditions of the offer so made. Such right of first refusal shall be extended by Landlord to Tenant by written notice of the particular offer to lease received by Landlord, together with a summary of such offer, requiring Tenant to accept the offer and to execute and deliver to Landlord, within fifteen (15) calendar days from receipt of such notice, an appropriate amendment to this Lease adding to the Premises such of said Refusal Space as is described in such offer on the terms and conditions set forth in this Lease, except as to the rent, which shall be as set forth in such third party offer. If such Lease amendment with Tenant is not signed within said ten (10) day period, Landlord shall have the right to accept the third party offer free of the rights of Tenant under this paragraph as to such portion of the Refusal Space for the term (including any renewals thereof) of such third party lease. Any of the Refusal Space leased by Tenant pursuant to this right of first refusal shall be added to the Premises as of the effective date of the above referenced lease amendment and the Rent hereunder shall be adjusted to include the rent provided to be paid in such third party offer for such Refusal Space. Except as limited by the foregoing, Landlord is under no obligation to offer all or any portion of the Refusal Space for lease to Tenant or any other person. Following Landlord's receipt of a third party offer, if Landlord neither enters into a Lease amendment as provided above, Landlord shall have a period of six (6) months to enter into a lease with the third party that made such offer. If a Lease is not entered into within said six-month period, then the right of first refusal under this Section 32 shall be reinstituted with respect to such property.

         33. TERMINATION OPTION. At any time during the period beginning on April 1, 2005, and continuing through the end of the Term, provided that no uncured monetary or material non-monetary Act of Default then exists, Tenant may terminate this Lease, by providing (i) written notice of its intent to terminate this Lease and (ii) a certified check or wire transfer in an amount equal to the unamortized cost of the Tenant build-out described in Section 8 hereof based upon a fifteen (15) year amortization at a rate of ten percent (10%) per annum. The Lease shall terminate effective upon the date stated in Tenant's written notice of termination, which date shall be on the last day of a month and not less than ninety (90) days following the date of said termination notice. Tenant shall vacate the Premises upon the date specified in the termination notice, and thereafter, neither party shall have any continuing obligations to the other under this Lease, except to the extent specifically provided to survive the termination of this Lease.

         34. EXPENSE AUDIT. In the event that the taxes or insurance payable by Tenant as additional rent hereunder or utility charges not billed directly to Tenant increase by ten percent (10%) or more in any single year, Tenant, within ninety (90) calendar days after being informed of such increase, shall have the right, at Tenant's sole cost and expense, to audit Landlord's books and records relating to such additional rent.

         35. Prior Agreements. This Lease amends, restates and replaces in its entirety the Original Lease, including all amendments thereto, and it is the intention of the parties that said Original Lease, including all amendments thereto, is superseded by this Lease and is of no further force or effect.

         36. Brokers. Landlord and Tenant each acknowledge that they had no dealings with any broker, agent or other representative in the securing of this Lease other than Appelt, Womack, Ricks & Herder, Inc. ("Appelt, Womack") as broker and agent representing Landlord and Grubb & Ellis as a consultant and agent representing

Tenant. Landlord shall pay a brokerage fee pursuant to a separate agreement to Appelt, Womack if as and when, but not unless or until, this Lease becomes effective. Tenant shall pay a consulting fee to Grubb & Ellis pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify and hold the other party harmless from and against any and all claims for fees or commissions by any broker, agent or other representative with whom such indemnifying party has dealt or is alleged to have dealt, other than Appelt, Womack.





          [The bottom of this page has been intentionally left blank.]

         37. Effectiveness. Notwithstanding anything to the contrary contained herein, this Lease shall not be of any force or effect until such time as the merger of Enerpro into Tenant or an affiliate of Tenant has occurred.

         IN WITNESS WHEREOF, this Lease is hereby executed as of the date first above set forth.


                            BAKER HUGHES OILFIELD OPERATIONS INC.

                            By:     /s/ G. S. FINLEY
                               -----------------------------------------------
                            Name:   G. S. Finley
                                 ---------------------------------------------
                            Title:  Vice President and CFO
                                  --------------------------------------------
                                                                    "Landlord"

                            GRANT PRIDECO, INC.

                            By:     /s/ JAMES G. KILEY
                               -----------------------------------------------
                                    James G. Kiley
                                    Vice President
                                                                    "Tenant"

                                   EXHIBIT A

                            Attach Plat of Property

                                  EXHIBIT B-1

                                 PARKING SPACES

*(a) 60 parking spaces contiguous to the South side of Building 10, *(b) 70 covered parking spaces in the southeast quadrant of Building 10,** *(c) 20 parking spaces South of Building 20,
*(d) 10-12 parking spaces (dependent upon striping) West of Building 10,
 (e) 101 parking spaces South of Building 7, and
 (f) 20 parking spaces East of Building 7.

         * It is agreed by the parties that Tenant shall have the use of no less than one hundred fifty (150) parking spaces out of (a) - (d), above. If this is not possible given the current use and configuration of the parking areas, Landlord agrees to allow Tenant to use such additional space in Building 10 as is necessary to obtain a total of one hundred fifty (150) parking spaces. The parking allocation set forth above shall be as shown on the diagram on Exhibit B.

         **If Landlord is not able to provide any or all of the parking in the Southeast quadrant of Building 10 provided for above within ninety (90) days of the date hereof because of delays in the remediation work described in Exhibit E, Landlord will provide temporary alternate parking in the Park until such spaces are available.

                                   EXHIBIT C


================================================================================
             PERIOD                       BASE RENT                CAM CHARGE
--------------------------------------------------------------------------------
May 1, 1996 - September 30, 1996          $24,785.00                $5,203.00
--------------------------------------------------------------------------------
October 1, 1996 - March 31, 1997          $45,000.00                    $0.00
--------------------------------------------------------------------------------
April 1, 1997 - March 31, 2012            $52,000.00                $4,000.00
================================================================================

                                   EXHIBIT D

                                Tenant Buildout

                                   EXHIBIT E

                          Landlord's Remediation Work

         1. Asbestos remediation: Scheduled completion within three (3) months.

         2. Cyanide: Scheduled completion shall be within six (6) months (subject to regulatory delays) if remediated or within four (4) months if sealed, encapsulated or similarly treated.







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

                             ENVIRONMENTAL ADDENDUM
                       CENTRAL CITY INDUSTRIAL PARK LEASE


1. Sewer service is primarily for sanitary use. No industrial process or equipment washdown water may be discharged into the sewer without prior written approval of Landlord, which approval shall not be unreasonably withheld. Landlord shall approve the discharge of outside equipment washdown in the event the water is collected, containerized and appropriate disposal arrangements are made prior to washdown.

2. Storage of industrial waste and hazardous substances in or at the Premises is authorized only in those areas of the Premises so designated on a site plan prepared by Tenant and furnished to Landlord prior to any storage. Additionally, copies of Material Safety Data Sheets for materials stored on site in quantities greater than 500 pounds must be filed with Landlord. This requirement is designed to be consistent with the Texas Hazards Communication Act. Unless prior written authorization is secured from Landlord, all outside storage of industrial waste and hazardous substances, including without limitation, materials in chip bins, must be covered to minimize contamination of stormwater.

3. Outside spray painting in contravention of applicable Texas Air Control Board (or successor agency regulations) will not be allowed. Paint booth activities must be permitted or otherwise approved, as necessary, (which may include a letter





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
         pending permit issuance) by the Texas Air Control Board (or successor agency) prior to any painting. To the extent not inconsistent with the forgoing, Tenant shall be allowed to use spray paint from pressurized commercial canisters for the purpose of marking and coding pipe and other materials on the North Tract as well as outside of each of the Buildings constituting a portion of the Premises, but such activities shall not be extended to general coating and application procedures except as more fully provided herein.

4. Landlord's facility as a whole possesses a stormwater discharge permit and all tenants are generally listed as co-permittees. Tenants who have unique operations which may significantly affect the quality of the discharged storm water must file for a separate permit. Landlord has determined that, in light of Tenant's proposed use of the Premises, Landlord is requiring Tenant to obtain a separate permit for the North Tract and to obtain a partial transfer of Landlord's existing permit with respect to the remainder of the Premises. Landlord agrees that, if Landlord is required to cosign any application for permit, Landlord will do so at no cost to Tenant, other than any actual expenses incurred by Landlord. Tenants who file for an individual permit must deliver copies of the permit application, issued permit, and Storm Water Pollution Prevention Plan (SWPPP) to Landlord promptly. Tenants becoming co-permittees must train their employees in the contents and principles of the facility SWPPP and designate a representative to become a member of the Pollution Prevention Plan Team. Any tenant required to file SARA 313 Form R reports for the designated water priority chemicals pursuant to 40 CFR 122 will be responsible for collecting all monitoring data for all affected outfalls. Any tenant who files an individual permit must submit a copy of all monitoring reports to Landlord promptly after the same are prepared in final form. Landlord shall use its best efforts in cooperating with Tenant in securing any permits or other approvals from applicable agencies, and in complying with the terms and conditions of those permits or approvals. Tenant shall not be liable to Landlord for any improper discharges by co-permittees.

5. Petroleum (fuel and petroleum based products) storage will be allowed only in storage vessels compatible with the materials and equipped with secondary containment. Above ground storage tanks may be located only on concreted areas with appropriate concrete tank foundations and berms, as well as other designed storage details to meet the NFPA Flammable and Combustible Liquids Code. Underground storage requires the prior written approval of Landlord and if allowed, underground storage tanks must meet the requirements of 40 CFR 280 and 281 as well as applicable Texas Water Commission (or successor agency) regulations (e.g. corrosion protection, spill and overfill prevention, leak detection and financial responsibility). Copies of all reporting, record keeping and Spill Prevention and Countermeasures Plans for underground and aboveground storage tanks must be submitted to Landlord promptly after the same are prepared in final form.

6. Outside activity must be conducted in a manner which does not substantially affect storm water management or leave residue which could impact the surface soils and/or groundwater. All proposed outside activity now intended to be conducted on the Premises during the Term must be identified in a preliminary disclosure prior to initial occupancy of the Premises and approved by Landlord. Thereafter, any proposed changes in outside activity must be disclosed to and approved in writing by Landlord at least ten (10) days before activity commences. Landlord shall not unreasonably withhold its approval under this paragraph 6.

7. Tenant may install an evaporator unit providing that all appropriate state and federal environmental compliance regulations are met.

8. The provisions of this Addendum supplement the Lease to which it is attached. In the event of any conflict between the provisions of this Addendum and said Lease, the more stringent or the more restrictive shall control.





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